Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-160046) and on Form S-8 (File Nos. 333-134430, 333-94387, 333-91526, 333-161235 and 333-116180) of Quicksilver Resources Inc. of our report dated March 11, 2010 relating to the consolidated financial statements of BreitBurn Energy Partners L.P., which appears in this Form 10-K of Quicksilver Resources Inc.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 15, 2010